   As filed with the Securities and Exchange Commission on December 23, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            RHONE-POULENC RORER INC.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                                23-1699163
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)

            500 Arcola Road
            Collegeville, PA                                        19426-0107
 (Address of principal executive offices)                           (Zip Code)


                              RHONE-POULENC RORER
                             EMPLOYEE SAVINGS PLAN
           (formerly known as Rorer Group Employee Savings Plus Plan)
                            (Full title of the plan)

                            RICHARD T. COLLIER, ESQ.
                            Rhone-Poulenc Rorer Inc.
                                500 Arcola Road
                          Collegeville, PA  19426-0107
                    (Name and address of agent for service)
                                 (610) 454-8000
         (Telephone number, including area code, of agent for service)
                            -----------------------
                         Copy of all communications to:
                            JAMES W. JENNINGS, ESQ.
                          Morgan, Lewis & Bockius LLP
                             2000 One Logan Square
                            Philadelphia, PA  19103
                                 (215) 963-5726

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
 Title of securities   Amount to be  Proposed maximum    Proposed maximum      Amount of
  to be registered      registered    offering price        aggregate       registration fee
                                       per share (1)    offering price (1)
--------------------------------------------------------------------------------------------
Common Stock,               450,000           $74.813         $33,665,625            $10,202
 without par value
--------------------------------------------------------------------------------------------

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on December 18, 1996, as reported on the New York Stock Exchange.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Rhone-Poulenc Rorer Employee Savings Plan.

               This Registration Statement on Form S-8 (the "Registration Statement") filed by Rhone-Poulenc Rorer Inc. (the "Registrant") relates to 450,000 shares (the "Shares") of the Company's Common Stock, without par value (the "Common Stock"), and an indeterminate number of interests issuable pursuant to the Rhone-Poulenc Rorer Employee Savings Plan (the "Plan"). The Plan was formerly known as the "Rorer Group Employee Savings Plus Plan." This Registration Statement shall act as a post-effective amendment to Registration Statement on Form S-8, Registration No. 33-17269, filed with the Securities and Exchange Commission (the "Commission") on September 16, 1987.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.
              ---------------------------------------

               The following documents, as filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

                    (a) Annual Report on Form 10-K, filed with the Commission on March 18, 1996 for the fiscal year ended December 31, 1995;

                    (b) Quarterly Report on Form 10-Q filed with the Commission on May 10, 1996 for the quarter ended March 31, 1996;

                    (c) Quarterly Report on Form 10-Q filed on August 13, 1996 for the quarter ended June 30, 1996;

                    (d) Quarterly Report on Form 10-Q filed on November 6, 1996 for the quarter ended September 30, 1996;

                    (e) Proxy Statement for the Annual Meeting of Stockholders held on May 3, 1996; and

                    (f) The descriptions of the Common Stock of the Registrant set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

               In addition, the Report on Form 11-K for the period ended December 31, 1995 with respect to the Plan, filed with the Commission on June 26, 1996, is incorporated by reference in this Registration Statement.

               All reports and other documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


     Item 4.  Description of Securities.
              -------------------------

                 Not applicable.

     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

               The consolidated financial statements of the Registrant and its subsidiaries included in the Registrant's Report on Form 10-K for the fiscal year ending December 31, 1995 and incorporated by reference in this registration statement have been audited by Coopers & Lybrand LLP, independent accountants, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Coopers & Lybrand LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

               The financial statements incorporated in this Registration Statement by reference to the Report of the Savings Plan on Form 11-K for the period ended December 31, 1995, have been audited by Coopers & Lybrand LLP, independent accountants, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Coopers & Lybrand LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

               Section 1741 of the Pennsylvania Business Corporation Law (the "PBCL") provides the Company the power to indemnify any officer or director acting in his or her capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

               The Bylaws of the Registrant provide that the Registrant shall indemnify any and all directors and officers of the Registrant and any other person designated as an "indemnified representative" by the board of directors of the Registrant (which may, but need not, include any person serving at the request of the Registrant, as a director, officer, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise) (each, an "indemnified representative") against any liability incurred in connection with any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Registrant, a class of its security holders or otherwise (each, a "Proceeding") in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including without limitation liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where conduct of the indemnified representative has been determined (as provided in the Bylaws) to constitute willful misconduct or recklessness or unlawful self-dealing, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Registrant shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities. The termination of a Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the indemnified
     representative is not entitled to indemnification.   The Bylaws provide
     for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

               An indemnified representative shall be deemed to have discharged such person's duty to the Registrant if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                    (1) one or more officers or employees of the Registrant whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

                    (2) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the person's professional or expert competence; or

                    (3) a committee of the board of directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

               The Bylaws authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance. The Company currently maintains directors and officers insurance.


     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

                 Not applicable.


     Item 8.  Exhibits.
              --------

               The exhibits filed as part of this Registration Statement are as follows:

     Exhibit
     Number                     Exhibit
     ------                     -------

      5.1        Opinion re legality (Common Stock of Registrant) (1)

      5.2        Internal Revenue Service Determination Letter dated May
                 26, 1995.

     23.1        Consent of Coopers & Lybrand LLP

     23.2 Consent of Richard T. Collier, Senior Vice President and General Counsel of the Registrant (included in Exhibit 5)

     24          Power of Attorney

     99          Rhone-Poulenc Rorer Employee Savings Plan

     Item 9.  Undertakings.
              ------------

               The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of
               --------  -------
     this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               The Registrant.  Pursuant to the requirements of the Securities
               --------------
     Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collegeville, Pennsylvania, on the 20th day of December, 1996.

                                RHONE-POULENC RORER INC.


                                By:   /s/ Michel de Rosen
                                      ---------------------------------------
                                      MICHEL DE ROSEN
                                      President and Chief Executive Officer



               Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



           Signature                            Capacity                              Date
           ---------                            --------                              ----
/s/ Jean-Marc Bruel*                      Director                              December 20, 1996
--------------------------------
Jean-Marc Bruel

/s/ Robert E. Cawthorn*                   Director                              December 20, 1996
--------------------------------
Robert E. Cawthorn

/s/ Michel de Rosen                       Chairman and Chief Executive Officer  December 20, 1996
--------------------------------          Director
Michel de Rosen

--------------------------------          Director
Charles-Henri Filippi

/s/ Dale F. Frey*                         Director                              December 20, 1996
--------------------------------
Dale F. Frey

/s/ Claude Helene*                        Director                              December 20, 1996
--------------------------------
Claude Helene

                                          Director                              December 20, 1996
--------------------------------
Michael H. Jordan

/s/ Manfred E. Karobath, M.D.*            Director                              December 20, 1996
--------------------------------
Manfred E. Karobath, M.D.

/s/ Igor Landau*                          Director                              December 20, 1996
--------------------------------
Igor Landau

/s/ Patrick Langlois                      Executive Vice President and          December 20, 1996
--------------------------------          Chief Financial Officer
Patrick Langlois

/s/ Philippe Maitre                       Vice President and Controller         December 20, 1996
--------------------------------          (Principal Accounting Officer)
Philippe Maitre



           Signature                            Capacity                              Date
           ---------                            --------                              ----
/s/ Peter J. Neff*
--------------------------------          Director                              December 20, 1996
Peter J. Neff

/s/ James S. Riepe*                       Director                              December 20, 1996
--------------------------------
James S. Riepe

--------------------------------          Director
Jean-Pierre Tirouflet


*  By:   /s/ Richard T. Collier
         --------------------------------
         RICHARD T. COLLIER
         Senior Vice President and
         General Counsel
         (Attorney-in-fact)


         The Plan.  Pursuant to the requirements of the Securities Act of 1933,
         --------
     of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collegeville, Pennsylvania on December 20, 1996.



                              RHONE-POULENC RORER
                              EMPLOYEE SAVINGS PLAN

                              By: /s/ David A. Brandies
                                  --------------------------------------------
                              Name:  David A. Brandies
                              Title: Vice President, Employee Benefits

                               INDEX TO EXHIBITS



                                                                                   Sequentially
     Exhibit                                                                        Numbered
     Number                     Exhibit                                                Page
     ------                     -------                                                ----
      5.1        Opinion re legality (Common Stock of Registrant)

      5.2        Internal Revenue Service Determination Letter dated May 26,
                 1995.

     23.1        Consent of Coopers & Lybrand LLP

     23.2        Consent of Richard T. Collier, Senior Vice President and General
                 Counsel of the Registrant (included in Exhibit 5.1)

     24          Power of Attorney

     99          Rhone-Poulenc Rorer Employee Savings Plan